                                                                    EXHIBIT 3.63

                            CERTIFICATE OF FORMATION
                                       OF
                                NRG EASTERN LLC

         The undersigned, being a natural person 18 years of age or older and for the purpose of forming a limited liability company for general business purposes under the Delaware Limited Liability Act, hereby adopts the following Certificate of Formation:

         1.       Name: The name of the limited liability company is NRG Eastern
LLC.

         2. Registered Office: The address of the registered office of the limited liability company is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. Organizer: The name and address of the sole organizer of the limited liability company is Karin Wentz, NRG Energy, Inc., 1221 Nicollet Mall, Suite 700, Minneapolis, Minnesota 55403-2445.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of NRG Eastern LLC this 29th day of April 1999.

                                                              /s/ Karin Wentz
                                                              ------------------
                                                              Karin Wentz
                                                              Authorized Person